             As filed with the Securities and Exchange Commission on November 16, 2001
Registration No. 333-71466

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S–8
Under
The Securities Act of 1933

THERASENSE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-326737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Ide1ntification Number)

TheraSense, Inc.
1360 South Loop Road
Alameda, California 94502
(510) 749-5400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1997 STOCK PLAN

W. Mark Lortz
President and Chief Executive Officer
TheraSense, Inc.
1360 South Loop Road
Alameda, California 94502
(510) 749-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Karen A. Dempsey, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market
Spear Street Tower, Suite 3300
San Francisco, CA 94105
(415) 947-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $ 0.001 par value Issuable under: 1997 Stock Plan	76,094(1)	$19.00(2)	$1,445,786.00	$0.00(2)

(1)
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is filed to deregister shares previously registered by the Registrant on a Registration Statement on Form S-8 filed on October 12, 2001 (File No. 333-71466) that remain unsold at the time of filing of this Post-Effective Registration Statement on Form S-8.

(2)	The filing fee was previously paid in connection with the Registration Statement on Form S-8 filed by the Registrant on October 12, 2001 (File No. 333-71466).

THERASENSE, INC.

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by the Registrant on October 12, 2001 (File No. 333-71466) is being filed to deregister 76,094 shares of the Registrant’s common stock from such Registration Statement, such that the number of shares registered pursuant to such Registration Statement (covering shares issuable upon exercise of options granted under the Registrant’s 1997 Plan) shall be reduced from 5,789,715 shares to 5,713,621 shares.

          The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the 1997 Plan (File No. 333-71466) is incorporated herein by reference.

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents and information filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

          (a)  TheraSense’s Registration Statement on Form S-1 (File No. 333-64456) filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), declared effective on October 11, 2001.

          (b)  TheraSense’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed with the Commission on November 14, 2001.

          (c)  The description of the Registrant’s common stock which is contained in the Registrant’s Registration Statement on Form 8-A declared effective by the Commission on October 11, 2001 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

          The class of securities to be offered is registered under Section 12(g) of the Exchange Act.

ITEM 5.    INTERESTS OF NAME EXPERTS AND COUNSEL.

          Various legal matters with respect to the validity of the common stock issued and sold under the 1997 Stock Plan were passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., San Francisco, California. An investment partnership comprised of some current and former members of Wilson Sonsini Goodrich & Rosati and one current member of Wilson Sonsini Goodrich & Rosati, beneficially own an aggregate of 34,153 shares of the Registrant’s common stock. As of November 15, 2001, these shares have an aggregate value of $823,770.36 (based on a closing price of the Registrant’s common stock of $24.12 as reported on the Nasdaq National Stock Market).

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. Article VI of the Registrant’s Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on the Registrant’s behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

          The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

          In October 2001, the Registrant purchased and intends to maintain insurance on behalf of any person who is or was (as of October 2001) a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.    EXHIBITS.

Exhibit Number	Description of Document
4.1*	1997 Stock Plan, as amended.
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Accountants.
23.2*	Consent of Counsel (contained in Exhibit 5.1).
24.1*	Power of Attorney (see page S-1).

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-71466), filed on October 12, 2001.

ITEM 9.    UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on November 16, 2001.

/s/	W. MARK LORTZ
By	:
W.	Mark Lortz
Pre	sident and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ W. MARK LORTZ W. Mark Lortz	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 16, 2001

/s/ CHARLES T. LIAMOS Charles T. Liamos	Chief Financial Officer and Vice President (Principal Financial Officer and Accounting Officer)	November 16, 2001

* Ephraim Heller	Director	November 16, 2001

* Annette J. Campbell-White	Director	November 16, 2001

* Mark J. Gainor	Director	November 16, 2001

* Ross A. Jaffe	Director	November 16, 2001

* Michael McNamara	Director	November 16, 2001

* Robert R. Momsen	Director	November 16, 2001

* Richard P. Thompson	Director	November 16, 2001

* By: /s/ W. MARK LORTZ		November 16, 2001
W. Mark Lortz as
Attorney-in-fact

S-1

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1*	1997 Stock Plan, as amended
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Accountants.
23.2*	Consent of Counsel (contained in Exhibit 5.1).
24.1*	Power of Attorney (see page S-1).

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-71466), filed on October 12, 2001.